As filed with the Securities and Exchange Commission on August 30, 2023
File No. 001-41770
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 2
TO
FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES
Pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934
VERALTO CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	92-1941413
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)

c/o Danaher Corporation 2200 Pennsylvania Avenue, N.W., Suite 800W Washington, DC (Address of principal executive offices)	20037 (Zip code)
Registrant’s telephone number, including area code:
202-828-0850
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common stock, par value $0.01 per share	New York Stock Exchange
Securities to be registered pursuant to Section 12(g) of the Act: None
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

VERALTO CORPORATION
INFORMATION REQUIRED IN REGISTRATION STATEMENT
CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND ITEMS OF FORM 10
Certain information required to be included herein is incorporated by reference to specifically identified portions of the body of the information statement of Veralto Corporation filed herewith as Exhibit 99.1. None of the information contained in the information statement shall be incorporated by reference herein or deemed to be a part hereof, unless such information is specifically incorporated by reference.
Item 1.     Business.
The information required by this item is contained under the sections of the information statement entitled “Information Statement Summary,” “Risk Factors,” “Cautionary Statement Concerning Forward-Looking Statements,” “The Separation and Distribution,” “Description of Certain Indebtedness,” “Capitalization,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business,” “Certain Relationships and Related Person Transactions,” “U.S. Federal Income Tax Consequences of the Distribution” and “Where You Can Find More Information.” Those sections are incorporated herein by reference.
Item 1A.     Risk Factors.
The information required by this item is contained under the sections of the information statement entitled “Risk Factors” and “Cautionary Statement Concerning Forward-Looking Statements.” Those sections are incorporated herein by reference.
Item 2.     Financial Information.
The information required by this item is contained under the sections of the information statement entitled “Information Statement Summary—Summary Historical and Pro Forma Combined Financial Data,” “Capitalization,” “Unaudited Pro Forma Combined Financial Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Those sections are incorporated herein by reference.
Item 3.     Properties.
The information required by this item is contained under the sections of the information statement entitled “Information Statement Summary,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business—Properties.” Those sections are incorporated herein by reference.
Item 4.     Security Ownership of Certain Beneficial Owners and Management.
The information required by this item is contained under the section of the information statement entitled “Security Ownership of Certain Beneficial Owners and Management.” That section is incorporated herein by reference.
Item 5.     Directors and Executive Officers.
The information required by this item is contained under the section of the information statement entitled “Management.” That section is incorporated herein by reference.
Item 6.     Executive Compensation.
The information required by this item is contained under the sections of the information statement entitled “Management” and “Executive Compensation.” Those sections are incorporated herein by reference.

Item 7.     Certain Relationships and Related Transactions, and Director Independence.
The information required by this item is contained under the sections of the information statement entitled “Management,” “Certain Relationships and Related Person Transactions” and “The Separation and Distribution.” Those sections are incorporated herein by reference.
Item 8.     Legal Proceedings.
The information required by this item is contained under the section of the information statement entitled “Business—Legal Proceedings.” That section is incorporated herein by reference.
Item 9.     Market Price of, and Dividends on, the Registrant’s Common Equity and Related Stockholder Matters.
The information required by this item is contained under the sections of the information statement entitled “Dividend Policy,” “The Separation and Distribution” and “Description of Veralto’s Capital Stock.” Those sections are incorporated herein by reference.
Item 10.     Recent Sales of Unregistered Securities.
The information required by this item is contained under the sections of the information statement entitled “The Separation and Distribution,” “Certain Relationships and Related Person Transactions,” “Description of Veralto’s Capital Stock—Sale of Unregistered Securities” and "Description of Certain Indebtedness." Those sections are incorporated herein by reference.
Item 11.     Description of Registrant’s Securities to be Registered.
The information required by this item is contained under the sections of the information statement entitled “Dividend Policy,” “The Separation and Distribution” and “Description of Veralto’s Capital Stock.” Those sections are incorporated herein by reference.
Item 12.     Indemnification of Directors and Officers.
The information required by this item is contained under the section of the information statement entitled “Description of Veralto’s Capital Stock—Limitations on Liability, Indemnification of Officers and Directors and Insurance.” That section is incorporated herein by reference.
Item 13.     Financial Statements and Supplementary Data.
The information required by this item is contained under the sections of the information statement entitled “Information Statement Summary—Summary Historical and Pro Forma Combined Financial Data,” “Unaudited Pro Forma Combined Financial Statements” and “Index to Financial Statements and Schedule” (and the financial statements and related notes referenced therein). Those sections and the financial statements and related notes referenced therein are incorporated herein by reference.
Item 14.     Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.
Not applicable.
Item 15.     Financial Statements and Exhibits.
1.Financial Statements and Schedule
The information required by this item is contained under the sections of the information statement entitled “Unaudited Pro Forma Combined Financial Statements,” and “Index to Financial Statements and Schedule” (and the financial statements and related notes referenced therein). Those sections and the financial statements and related notes referenced therein are incorporated herein by reference.

2.Exhibits
See below.
The following documents are filed as exhibits hereto:

Exhibit Number	Exhibit Description
2.1	Form of Separation and Distribution Agreement by and between Danaher Corporation and Veralto Corporation**
3.1	Form of Amended and Restated Certificate of Incorporation of Veralto Corporation**
3.2	Form of Amended and Restated By-Laws of Veralto Corporation**
10.1	Form of Transition Services Agreement by and between Danaher Corporation and Veralto Corporation**
10.2	Form of Tax Matters Agreement by and between Danaher Corporation and Veralto Corporation**
10.3	Form of Employee Matters Agreement by and between Danaher Corporation and Veralto Corporation**
10.4	Form of Intellectual Property Matters Agreement by and between Danaher Corporation and Veralto Corporation**
10.5	Form of DBS License Agreement by and between Danaher Business System IP Holdings LLC and Veralto Corporation**
10.6	Form of Veralto Corporation Director and Officer Indemnification Agreement**
10.7	Offer of Employment Letter, dated as of January 27, 2023, between Danaher Corporation and Jennifer Honeycutt**
10.8	Offer of Employment Letter, dated as of May 12, 2023, between DH EAS Employment LLC and Sameer Ralhan**
10.9	Offer of Employment Letter, dated as of January 6, 2023, between Danaher Corporation and Melissa Aquino**
10.10	Employment Agreement, dated as of December 21, 2021, between VTI Sweden AB and Mattias Byström**
10.11	Amendment to Employment Agreement, dated as of May 5, 2023, between VTI Sweden AB and Mattias Byström**
10.12	Offer of Employment Letter, dated as of February 27, 2023, between Danaher Corporation and Surekha Trivedi**
10.13	Form of Veralto Corporation 2023 Omnibus Incentive Plan**
10.14	Form of Veralto Corporation Stock Option Agreement**
10.15	Form of Veralto Corporation Restricted Stock Unit Agreement**
10.16	Form of Veralto Corporation Stock Option Agreement for Non-Employee Directors**
10.17	Form of Veralto Corporation Restricted Stock Unit Agreement for Non-Employee Directors**
10.18	Form A of Veralto Corporation Agreement Regarding Competition and Protection of Proprietary Interests**
10.19	Form B of Veralto Corporation Agreement Regarding Competition and Protection of Proprietary Interests**
10.20	Form of Veralto Corporation Senior Leader Severance Pay Plan**
10.21	Form of Veralto Corporation Excess Contribution Program, a sub-plan under the 2023 Omnibus Incentive Plan**
10.22	Form of Veralto Corporation Executive Deferred Incentive Program, a sub-plan under the 2023 Omnibus Incentive Plan**
10.23	Form of Veralto Corporation Deferred Compensation Plan**
10.24	Description of Compensation Arrangements for Independent Directors**
10.25	Form of Credit Agreement***
21.1	Subsidiaries of Veralto Corporation**

99.1	Information Statement of Veralto Corporation, preliminary and subject to completion, dated [●], 2023***
99.2	Form of Notice of Internet Availability of Information Statement Materials**
_________________
*To be filed by amendment.
**     Previously filed.
*** Filed herewith.

SIGNATURES
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

VERALTO CORPORATION

By:	/s/ Jennifer L. Honeycutt
	Name:	Jennifer L. Honeycutt
	Title:	President and Chief Executive Officer
Date:       August 30, 2023